DIGITAL REALTY

2Q23 Financial Results

July 2023

Earnings Press Release
and Supplemental Information

2Q 23

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for the purpose.

Financial Supplement
Table of Contents	Second Quarter 2023

Financial Supplement
Corporate Information	Second Quarter 2023

Corporate Profile

Digital Realty Trust, Inc. (“Digital Realty” or the “company”) owns, acquires, develops, and operates data centers through its operating partnership subsidiary, Digital Realty Trust, L.P. (the “operating partnership”). The company is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of June 30, 2023, the company’s 316 data centers, including 61 data centers held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty’s portfolio is comprised of approximately 39.3 million square feet, excluding approximately 8.8 million square feet of space under active development and 3.9 million square feet of space held for future development, located throughout North America, Europe, South America, Asia, Australia, and Africa. For additional information, please visit the company’s website at https://www.digitalrealty.com/.

Corporate Headquarters

5707 Southwest Parkway, Building 1, Suite 275

Austin, TX  78735
Telephone: (737) 281-0101
Website: https://www.digitalrealty.com/

Senior Management

President & Chief Executive Officer: Andrew P. Power
Chief Financial Officer: Matthew R. Mercier
Chief Investment Officer: Gregory S. Wright
Chief Technology Officer: Christopher L. Sharp
Chief Revenue Officer: Colin M. McLean

Investor Relations

To request more information or to be added to our e-mail distribution list, please visit the Investor Relations section of our website at https://investor.digitalrealty.com/

Analyst Coverage

BMO
	Bank of America		BMO Capital	BNP Paribas
Argus Research	Merrill Lynch	Barclays	Markets	Exane	Citigroup	Deutsche Bank
Marie Ferguson	David Barden	Brendan Lynch	Ari Klein	Nate Crossett	Michael Rollins	Matthew Niknam
(212) 425-7500	(646) 855-1320	(212) 526-9428	(212) 885-4103	(646) 725-3716	(212) 816-1116	(212) 250-4711

Edward Jones	Evercore ISI	Green Street Advisors	J.P. Morgan	Jefferies	MoffettNathanson	Morgan Stanley
Kyle Sanders	Irvin Liu	David Guarino	Richard Choe	Jonathan Petersen	Nick Del Deo	Simon Flannery
(314) 515-0198	(415) 800-0183	(949) 640-8780	(212) 662-6708	(212) 284-1705	(212) 519-0025	(212) 761-6432

Morningstar	Raymond James	RBC Capital Markets	Stifel	TD Cowen	Truist Securities	UBS
Matthew Dolgin	Frank Louthan	Jonathan Atkin	Erik Rasmussen	Michael Elias	Anthony Hau	John Hodulik
(312) 696-6783	(404) 442-5867	(415) 633-8589	(212) 271-3461	(646) 562-1358	(212) 303-4176	(212) 713- 4226

Wells Fargo	Wolfe Research
Eric Luebchow	Andrew Rosivach
(312) 630-2386	(646) 582-9250

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about Digital Realty and our business is also available on our website at www.digitalrealty.com.

Financial Supplement
Corporate Information (Continued)	Second Quarter 2023

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK
Series L Preferred Stock:	DLRPRL

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poor’s
Corporate Credit Rating:	BBB	(Negative Outlook)
Preferred Stock:	BB+

Moody’s
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty’s common stock (DLR):

	Three Months Ended
	30-Jun-23	31-Mar-23	31-Dec-22	30-Sep-22	30-Jun-22
High price	$114.43	$122.43	$114.86	$138.09	$153.50
Low price	$86.33	$90.72	$85.76	$96.08	$124.00
Closing price, end of quarter	$113.87	$98.31	$100.27	$99.18	$129.83
Average daily trading volume	3,112,901	2,232,417	2,168,114	1,608,999	1,580,520
Indicated dividend per common share (1)	$4.88	$4.88	$4.88	$4.88	$4.88
Closing annual dividend yield, end of quarter	4.3%	5.0%	4.9%	4.9%	3.8%
Shares and units outstanding, end of quarter (2)	305,723,430	297,760,767	297,436,891	293,803,727	291,033,400
Closing market value of shares and units outstanding (3)	$34,812,727	$29,272,861	$29,823,997	$29,139,454	$37,784,866

(1)	On an annualized basis.
(2)	As of June 30, 2023, the total number of shares and units includes 299,240,366 shares of common stock, 4,343,275 common units held by third parties and 2,139,789 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions.
(3)	Dollars in thousands as of the end of the quarter.

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) and Square Feet in Thousands	Second Quarter 2023

Shares and Units at End of Quarter	30-Jun-23	31-Mar-23	31-Dec-22	30-Sep-22	30-Jun-22
Common shares outstanding	299,240,366	291,298,610	291,148,222	287,509,059	284,733,922
Common partnership units outstanding	6,483,064	6,462,157	6,288,669	6,294,668	6,299,478
Total Shares and Units	305,723,430	297,760,767	297,436,891	293,803,727	291,033,400

Enterprise Value
Market value of common equity (1)	$34,812,727	$29,272,861	$29,823,997	$29,139,454	$37,784,866
Liquidation value of preferred equity	755,000	755,000	755,000	755,000	755,000
Total debt at balance sheet carrying value	17,729,452	17,875,511	16,596,803	15,758,509	14,294,307
Total Enterprise Value	$53,297,179	$47,903,372	$47,175,800	$45,652,963	$52,834,174
Total debt / total enterprise value	33.3%	37.3%	35.2%	34.5%	27.1%
Debt-plus-preferred-to-total-enterprise-value	34.7%	38.9%	36.8%	36.2%	28.5%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$33,958,096	$33,805,740	$33,035,069	$31,046,413	$29,408,055
Total Assets	42,388,735	41,953,068	41,484,998	39,215,217	35,956,057
Total Liabilities	22,916,155	22,799,620	21,862,853	20,230,276	18,284,791

Selected Operating Data
Total operating revenues	$1,366,267	$1,338,724	$1,233,108	$1,192,082	$1,139,321
Total operating expenses	1,211,407	1,161,388	1,112,127	1,034,701	968,950
Net income	115,647	68,839	763	238,791	63,862
Net income / (loss) available to common stockholders	108,003	58,547	(6,093)	226,894	53,245

Financial Ratios
EBITDA (2)	$667,866	$603,419	$493,244	$711,676	$515,642
Adjusted EBITDA (3)	696,604	667,804	638,969	619,786	610,994
Net Debt to Adjusted EBITDA (4)	6.8x	7.1x	6.9x	6.7x	6.2x
Interest expense	111,116	102,220	86,882	76,502	69,023
Fixed charges (5)	149,181	139,172	121,644	103,987	93,335
Interest coverage ratio (6)	4.5x	4.7x	5.3x	6.1x	6.6x
Fixed charge coverage ratio (7)	4.2x	4.4x	4.9x	5.5x	6.0x

Profitability Measures
Net income / (loss) per common share - basic	$0.37	$0.20	($0.02)	$0.79	$0.19
Net income / (loss) per common share - diluted	$0.37	$0.19	($0.02)	$0.75	$0.19
Funds from operations (FFO) / diluted share and unit (8)	$1.52	$1.60	$1.45	$1.55	$1.55
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.68	$1.66	$1.65	$1.67	$1.72
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.59	$1.56	$1.29	$1.50	$1.63
Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22
Diluted FFO payout ratio (8) (10)	80.3%	76.0%	83.9%	79.0%	78.7%
Diluted Core FFO payout ratio (8) (11)	72.6%	73.5%	73.9%	73.2%	71.1%
Diluted AFFO payout ratio (9) (12)	76.7%	78.2%	94.8%	81.5%	75.0%

Portfolio Statistics
Buildings (13)	330	328	329	316	309
Data Centers (13)	316	314	316	304	297
Cross-connects (13)(14)	216,000	214,000	211,000	188,000	185,000
Net rentable square feet, excluding development space (13)	39,310	38,804	38,156	36,699	36,803
Occupancy at end of quarter (15)	82.9%	83.5%	84.7%	84.7%	83.9%
Occupied square footage (13)	32,603	32,394	32,327	31,077	30,866
Space under active development (16)	8,841	9,243	9,245	8,878	8,289
Space held for development (17)	3,941	3,742	3,351	2,896	2,661
Weighted average remaining lease term (years) (18)	4.9	4.8	4.7	4.7	4.8
Same-capital occupancy at end of quarter (15) (19)	83.3%	83.3%	83.8%	83.1%	82.6%

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) and Square Feet in Thousands	Second Quarter 2023

(1)	The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock on a one-for-one basis. Excludes shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions, as applicable.
(2)	EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 32. For a reconciliation of net income available to common stockholders to EBITDA, see page 31.
(3)	Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest and tax expense, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 32. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 31.
(4)	Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 5), plus capital lease obligations, plus our share of joint venture debt at carrying value, less cash and cash equivalents (including our share of joint venture cash), divided by the product of Adjusted EBITDA (including our share of joint venture EBITDA), multiplied by four.
(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.
(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our share of unconsolidated joint venture interest expense).
(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges (including our share of unconsolidated joint venture fixed charges).
(8)	For definitions and discussion of FFO and Core FFO, see page 32. For reconciliations of net income available to common stockholders to FFO and Core FFO, see page 13.
(9)	For a definition and discussion of AFFO, see page 32. For a reconciliation of Core FFO to AFFO, see page 14.
(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.
(11)	Diluted Core FFO payout ratio is dividends declared per common share and unit divided by diluted Core FFO per share and unit.
(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.
(13)	Includes buildings held as investments in unconsolidated entities. Excludes buildings held-for-sale.
(14)	Represents approximate amounts.
(15)	Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held-for-sale.
(16)	Space under active development includes current Base Building and Data Centers projects in progress (see page 25). Excludes buildings held-for-sale.
(17)	Space held for development includes space held for future Data Center development and excludes space under active development (see page 28). Excludes buildings held-for-sale.
(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.
(19)	Represents buildings owned as of December 31, 2021, with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2022-2023, buildings classified as held-for-sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust
Earnings Release	Second Quarter 2023

Digital Realty Reports Second Quarter 2023 Results

Austin, TX — July 27, 2023 — Digital Realty (NYSE: DLR), the largest global provider of cloud- and carrier-neutral data center, colocation and interconnection solutions, announced today financial results for the second quarter of 2023. All per share results are presented on a fully diluted basis.

Highlights

◾	Reported net income available to common stockholders of $0.37 per share in 2Q23, compared to $0.19 in 2Q22
◾	Reported FFO per share of $1.52 in 2Q23, compared to $1.55 in 2Q22
◾	Reported Core FFO per share of $1.68 in 2Q23, compared to $1.72 in 2Q22
◾	Reported Constant-Currency Core FFO per share of $1.69 in 2Q23 and $3.38 per share for the six months ended June 30, 2023
◾	Reported “Same-Capital” cash NOI growth of 5.6% in 2Q23
◾	Reported rental rate increases on renewal leases of 6.9% on a cash basis in 2Q23
◾	Signed total bookings during 2Q23 that are expected to generate $114 million of annualized GAAP rental revenue, including a $37 million contribution from the 0–1 megawatt category and a $13 million contribution from interconnection
◾	Adjusted 2023 Core FFO per share outlook to $6.55 - $6.65

Financial Results

Digital Realty reported revenues for the second quarter of 2023 of $1.4 billion, a 2% increase from the previous quarter and a 20% increase from the same quarter last year.

The company delivered second quarter of 2023 net income of $116 million, and net income available to common stockholders of $108 million, or $0.37 per diluted share, compared to $0.19 per diluted share in the previous quarter and $0.19 per diluted share in the same quarter last year.

Digital Realty generated second quarter of 2023 Adjusted EBITDA of $697 million, a 4% increase from the previous quarter and a 14% increase over the same quarter last year.

The company reported second quarter of 2023 funds from operations (FFO) of $466 million, or $1.52 per share, compared to $1.60 per share in the previous quarter and $1.55 per share in the same quarter last year.

Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered second quarter of 2023 Core FFO per share of $1.68, compared to $1.66 per share in the previous quarter and $1.72 per share in the same quarter last year. Digital Realty delivered Constant-Currency Core FFO per share of $1.69 for the second quarter of 2023 and $3.38 per share for the six-month period ended June 30, 2023.

“Digital Realty’s second-quarter results demonstrate the positive momentum in our operating business, with improving fundamentals highlighted by strong enterprise leasing activity along with robust renewal spreads and healthy organic growth,” said Digital Realty President & Chief Executive Officer Andy Power. “We advanced our funding plan by completing two capital recycling transactions that generated more than $2 billion in gross proceeds, helping to position Digital Realty for the opportunity that lies ahead.”

Leasing Activity

In the second quarter, Digital Realty signed total bookings that are expected to generate $114 million of annualized GAAP rental revenue, including a $37 million contribution from the 0–1 megawatt category and a $13 million contribution from interconnection.

The weighted-average lag between new leases signed during the second quarter of 2023 and the contractual commencement date was eleven months.

In addition to new leases signed, Digital Realty also signed renewal leases representing $211 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the second quarter of 2023 rolled up 6.9% on a cash basis and up 14.6% on a GAAP basis.

Digital Realty Trust
Earnings Release	Second Quarter 2023

New leases signed during the second quarter of 2023 are summarized by region as follows:

	Annualized GAAP
	Base Rent	Square Feet	GAAP Base Rent		GAAP Base Rent
The Americas	(in thousands)	(in thousands)	per Square Foot	Megawatts	per Kilowatt
0-1 MW	$15,019	65	$232	5.6	$225
> 1 MW (1)	11,506	30	387	3.2	300
Other (2)	2,915	41	71	—	—
Total	$29,441	136	$217	8.8	$252

EMEA (3)
0-1 MW	$15,427	60	$259	4.0	$319
> 1 MW	47,329	477	99	31.7	124
Other (2)	18	1	27	—	—
Total	$62,774	537	$117	35.8	$146

Asia Pacific (3)
0-1 MW	$6,235	15	$404	1.4	$377
> 1 MW	2,640	12	217	1.5	149
Other (2)	87	1	96	—	—
Total	$8,962	29	$314	2.9	$259

All Regions (3)
0-1 MW	$36,682	140	$263	11.0	$278
> 1 MW	61,475	519	118	36.4	141
Other (2)	3,020	43	70	—	—
Total	$101,177	701	$144	47.4	$173

Interconnection	$12,653	N/A	N/A	N/A	N/A

Grand Total	$113,830	701	$144	47.4	$173

Note: Totals may not foot due to rounding differences.

(1)	>1 MW Base Rent includes the net uplift related to an eight-megawatt lease replacement which resulted in an increased rate for the same capacity. GAAP Base Rent per Square Foot and per Kilowatt metrics reflect the incremental additional Base Rent with no incremental capacity added.
(2)	Other includes Powered Base Building® shell capacity as well as storage and office space within fully improved data center facilities.
(3)	Based on quarterly average exchange rates during the three months ended June 30, 2023.

Investment Activity

During the second quarter, Digital Realty sold a non‐core data center in Texas realizing approximately $150 million of net proceeds. The property was sold at a 4.4% cap rate, based on in-place net operating income (NOI), and generated a capital gain of approximately $88 million.

In Amsterdam during the second quarter, Digital Realty acquired the land and building shell of a previously leased 15 megawatts data center (AMS7) for €17 million or $18 million. This was a contractual purchase obligation which was a part of the Interxion transaction, and the asset was acquired at an 8.3% cap rate.

Digital Realty also acquired a nine‐acre land parcel located nearby AMS7 on its existing Amsterdam Schiphol campus for €26 million or $28 million. The Schiphol campus is one of the most highly connected data center campuses in the Netherlands. The parcel has the capacity to support a data center with a total IT load in excess of 40 megawatts and will be interconnected with Digital Realty’s existing Schiphol data centers.

After the close of the second quarter, Digital Realty partnered with GI Partners to establish a joint venture for the sale of a 65% interest in two stabilized hyperscale data center buildings in the Chicago metropolitan area. Digital received approximately $743 million of gross proceeds related to the joint venture and the associated financing and maintains a 35% interest in the joint venture while continuing to manage the day‐to‐day operations of the assets. Based on annualized in‐place cash NOI at June 30, 2023 and the benefit of leases signed but not yet commenced, the transaction values the two facilities at approximately a 6.5% cap rate. Digital Realty also granted GI Partners an option to purchase an interest in the third facility on the same data center campus.

In July, Digital Realty partnered with TPG Real Estate to establish a joint venture for the sale of an 80% interest in three stabilized hyperscale data center buildings in Northern Virginia. Digital Realty will receive approximately $1.3 billion of gross proceeds related to the joint venture and the associated financing and will maintain a 20% interest in the joint venture while continuing to manage the day‐to‐day operations of the assets. Based on annualized in‐place cash NOI on June 30, 2023, net of signed leases and known move-out, the transaction values the three facilities at approximately a 6.0% cap rate.

Also in July, Digital Realty announced the expansion of its joint venture in India with Brookfield Infrastructure through the addition of Jio, a Reliance Industries, Ltd. company. The new joint venture, ‘Digital Connexion: A Brookfield, Jio and Digital Realty Company’, succeeds BAM Digital Realty.

Digital Realty Trust
Earnings Release	Second Quarter 2023

Balance Sheet

Digital Realty had approximately $17.7 billion of total debt outstanding as of June 30, 2023, comprised of $17.2 billion of unsecured debt and approximately $0.5 billion of secured debt and other. At the end of the second quarter of 2023, net debt-to-Adjusted EBITDA was 6.8x, debt-plus-preferred-to-total enterprise value was 34.7% and fixed charge coverage was 4.2x. Pro forma for the completion of the two stabilized hyperscale joint ventures completed in July 2023 and full physical settlement of the outstanding amount under the 2Q23 forward equity sales agreements, net debt-to-adjusted EBITDA was 6.3x and fixed charge coverage ratio was 4.6x.

During the second quarter, Digital Realty sold 7.8 million shares of its common stock at a weighted average price of $95.96 per share through its ATM program, realizing approximately $743 million of net proceeds. In addition, the company entered into forward sale agreements under its ATM program with respect to 3.5 million shares of its common stock at approximately $97.68 per share. Subsequent to quarter end, the company settled the outstanding forward sales for net proceeds of approximately $336 million.

Digital Realty Trust
Earnings Release	Second Quarter 2023

2023 Outlook

Digital Realty adjusted its 2023 Core FFO per share and constant-currency Core FFO per share outlook to $6.55 - $6.65. The assumptions underlying the outlook are summarized in the following table.

	As of	As of	As of
Top-Line and Cost Structure	February 16, 2023	April 27, 2023	July 27, 2023
Total revenue	$5.700 - $5.800 billion	$5.500 - $5.600 billion	$5.500 - $5.600 billion
Net non-cash rent adjustments (1)	($55 - $60 million)	($55 - $60 million)	($55 - $60 million)
Adjusted EBITDA	$2.675 - $2.725 billion	$2.675 - $2.725 billion	$2.675 - $2.725 billion
G&A	$425 - $435 million	$425 - $435 million	$425 - $435 million

Internal Growth
Rental rates on renewal leases
Cash basis	Greater than 3.0%	Greater than 3.0%	Greater than 4.0%
GAAP basis	Greater than 3.0%	Greater than 3.0%	Greater than 8.0%
Year-end portfolio occupancy	85.0% - 86.0%	85.0% - 86.0%	84.0% - 85.0%
"Same-capital" cash NOI growth (2)	3.0% - 4.0%	3.0% - 4.0%	4.0% - 5.0%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.20 - $1.25	$1.20 - $1.25	$1.20 - $1.25
U.S. Dollar / Euro	$1.00 - $1.05	$1.05 - $1.10	$1.05 - $1.10

External Growth
Dispositions / Joint Venture Capital
Dollar volume	$1.5 - $2.5 billion	$1.5 - $2.5 billion	$2.2 - $3.0 billion
Cap rate	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%
Development
CapEx (3)	$2.3 - $2.5 billion	$2.3 - $2.5 billion	$2.3 - $2.5 billion
Average stabilized yields	9.0% - 15.0%	9.0% - 15.0%	9.0% - 15.0%
Enhancements and other non-recurring CapEx (4)	$15 - $20 million	$15 - $20 million	$15 - $20 million
Recurring CapEx + capitalized leasing costs (5)	$230 - $240 million	$230 - $240 million	$230 - $240 million

Balance Sheet
Long-term debt issuance
Dollar amount	$1.0 - $1.5 billion	$1.0 - $1.5 billion	$740 million
Pricing	4.5% - 5.5%	5.5% - 6.0%	5.5%
Timing	First Half 2023	First Half 2023	Completed

Net income per diluted share	$1.15 - $1.25	$1.15 - $1.25	$1.05 - $1.15
Real estate depreciation and (gain) / loss on sale	$5.25 - $5.25	$5.25 - $5.25	$5.25 - $5.25
Funds From Operations / share (NAREIT-Defined)	$6.40 - $6.50	$6.40 - $6.50	$6.30 - $6.40
Non-core expenses and revenue streams	$0.25 - $0.25	$0.25 - $0.25	$0.25 - $0.25
Core Funds From Operations / share	$6.65 - $6.75	$6.65 - $6.75	$6.55 - $6.65
Foreign currency translation adjustments	$0.00 - $0.00	$0.00 - $0.00	$0.00 - $0.00
Constant-Currency Core Funds From Operations / share	$6.65 - $6.75	$6.65 - $6.75	$6.55 - $6.65

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rental expense, as well as the amortization of above- and below-market leases (i.e., ASC 805 adjustments).
(2)	The “same-capital” pool includes properties owned as of December 31, 2021 with less than 5% of total rentable square feet under development. It excludes properties that were undergoing, or were expected to undergo, development activities in 2022-2023, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.
(3)	Includes land acquisitions.
(4)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.
(5)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Note: The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. Please see Non-GAAP Financial Measures in this document for further discussion.

Digital Realty Trust
Earnings Release	Second Quarter 2023

Non-GAAP Financial Measures

This document contains non-GAAP financial measures, including FFO, Core FFO, Adjusted FFO, Net Operating Income (NOI), “Same-Capital” Cash NOI and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to Core FFO, a reconciliation from Core FFO to Adjusted FFO, reconciliation from NOI to Cash NOI, and definitions of FFO, Core FFO, Adjusted FFO, NOI and “Same-Capital” Cash NOI are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, external growth factors, such as dispositions, and balance sheet items, that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Investor Conference Call

Prior to Digital Realty’s investor conference call at 5:00 p.m. ET / 4:00 p.m. CT on July 27, 2023, a presentation will be posted to the Investors section of the company’s website at https://investor.digitalrealty.com/. The presentation is designed to accompany the discussion of the company’s second quarter 2023 financial results and operating performance. The conference call will feature President & Chief Executive Officer Andy Power and Chief Financial Officer Matt Mercier.

To participate in the live call, investors are invited to dial +1 (888) 317-6003 (for domestic callers) or +1 (412) 317-6061 (for international callers) and reference the conference ID# 5098292 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at https://investor.digitalrealty.com/.

Telephone and webcast replays will be available after the call until August 27, 2023. The telephone replay can be accessed by dialing +1 (877) 344-7529 (for domestic callers) or +1 (412) 317-0088 (for international callers) and providing the conference ID# 3348387. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty

Digital Realty brings companies and data together by delivering the full spectrum of data center, colocation, and interconnection solutions. PlatformDIGITAL®, the company’s global data center platform, provides customers with a secure data “meeting place” and a proven Pervasive Datacenter Architecture (PDx®) solution methodology for powering innovation and efficiently managing Data Gravity challenges. Digital Realty gives its customers access to the connected communities that matter to them with a global data center footprint of 300+ facilities in 50+ metros across 27 countries on six continents. To learn more about Digital Realty, please visit digitalrealty.com or follow us on LinkedIn and Twitter.

Contact Information

Matt Mercier

Chief Financial Officer

Digital Realty

(737) 281-0101

Jordan Sadler / Jim Huseby

Investor Relations

Digital Realty

(737) 281-0101

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Second Quarter 2023

	Three Months Ended					Six Months Ended
	30-Jun-23	31-Mar-23	31-Dec-22	30-Sep-22	30-Jun-22	30-Jun-23	30-Jun-22
Rental revenues	$869,298	$870,975	$834,374	$787,839	$767,313	$1,740,273	$1,519,275
Tenant reimbursements - Utilities	330,416	317,148	247,725	251,420	218,198	647,565	442,745
Tenant reimbursements - Other	46,192	40,150	46,045	49,419	52,688	86,342	104,198
Interconnection & other	104,521	101,695	97,286	95,486	93,338	206,216	186,868
Fee income	14,908	7,868	7,508	6,169	5,072	22,777	10,829
Other	932	887	168	1,749	2,713	1,819	2,728
Total Operating Revenues	$1,366,267	$1,338,724	$1,233,108	$1,192,082	$1,139,321	$2,704,991	$2,266,644

Utilities	$374,934	$346,364	$268,561	$271,844	$223,426	$721,298	$464,665
Rental property operating	224,762	224,861	222,430	205,886	198,076	449,623	392,430
Property taxes	46,718	40,424	42,032	39,860	47,213	87,141	93,738
Insurance	4,385	4,355	4,578	4,002	3,836	8,739	7,534
Depreciation & amortization	432,573	421,198	430,130	388,704	376,967	853,771	759,099
General & administration	105,964	107,766	104,452	95,792	101,991	213,730	198,426
Severance, equity acceleration, and legal expenses	3,652	4,155	15,980	1,655	3,786	7,807	5,863
Transaction and integration expenses	17,764	12,267	17,350	25,862	13,586	30,031	25,554
Impairment of investments in real estate	—	—	3,000	—	—	—	—
Other expenses	655	—	3,615	1,096	70	655	7,727
Total Operating Expenses	$1,211,407	$1,161,388	$1,112,127	$1,034,701	$968,950	$2,372,795	$1,955,037

Operating Income	$154,860	$177,335	$120,981	$157,381	$170,371	$332,196	$311,607

Equity in earnings / (loss) of unconsolidated joint ventures	5,059	14,897	(28,112)	(12,254)	(34,088)	19,957	26,870
Gain / (loss) on sale of investments	89,946	—	(6)	173,990	—	89,946	2,770
Interest and other income / (expense), net	(6,930)	280	(22,894)	15,752	13,008	(6,650)	16,059
Interest (expense)	(111,116)	(102,220)	(86,882)	(76,502)	(69,023)	(213,336)	(135,748)
Income tax benefit / (expense)	(16,173)	(21,454)	17,676	(19,576)	(16,406)	(37,627)	(29,650)
Loss from early extinguishment of debt	—	—	—	—	—	—	(51,135)
Net Income	$115,647	$68,839	$763	$238,791	$63,862	$184,486	$140,773

Net income / (loss) attributable to noncontrolling interests	2,538	(111)	3,326	(1,716)	(436)	2,427	(4,065)
Net Income Attributable to Digital Realty Trust, Inc.	$118,185	$68,728	$4,089	$237,075	$63,426	$186,913	$136,708

Preferred stock dividends, including undeclared dividends	(10,181)	(10,181)	(10,181)	(10,181)	(10,181)	(20,363)	(20,363)
Net Income / (Loss) Available to Common Stockholders	$108,003	$58,547	($6,093)	$226,894	$53,245	$166,550	$116,346

Weighted-average shares outstanding - basic	295,390,446	291,218,549	289,364,739	286,693,071	284,694,064	293,316,022	284,610,492
Weighted-average shares outstanding - diluted	306,818,538	303,064,832	301,712,082	296,414,726	285,109,903	304,453,040	284,979,709
Weighted-average fully diluted shares and units	313,020,947	309,026,076	307,546,353	302,257,518	290,944,163	310,589,141	290,716,197

Net income / (loss) per share - basic	$0.37	$0.20	($0.02)	$0.79	$0.19	$0.57	$0.41
Net income / (loss) per share - diluted	$0.37	$0.19	($0.02)	$0.75	$0.19	$0.57	$0.41

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Second Quarter 2023

	Three Months Ended					Six Months Ended
Reconciliation of Net Income to Funds From Operations (FFO)	30-Jun-23	31-Mar-23	31-Dec-22	30-Sep-22	30-Jun-22	30-Jun-23	30-Jun-22

Net Income / (Loss) Available to Common Stockholders	$108,003	$58,547	($6,093)	$226,894	$53,245	$166,550	$116,346
Adjustments:
Non-controlling interest in operating partnership	2,500	1,500	(586)	5,400	1,500	4,000	3,100
Real estate related depreciation & amortization (1)	424,044	412,192	422,951	381,425	369,327	836,236	743,489
Depreciation related to non-controlling interests	(14,144)	(13,388)	(13,856)	(8,254)	-	(27,532)	-
Unconsolidated JV real estate related depreciation & amortization	35,386	33,719	33,927	30,831	29,022	69,105	58,341
(Gain) / loss on real estate transactions	(89,946)	(7,825)	572	(173,990)	(1,144)	(97,771)	(3,914)
Impairment of investments in real estate	-	-	3,000	-	-	-	-
Funds From Operations - diluted	$465,844	$484,745	$439,915	$462,306	$451,949	$950,589	$917,362

Weighted-average shares and units outstanding - basic	301,593	297,180	295,199	292,536	290,528	299,452	290,346
Weighted-average shares and units outstanding - diluted (2)(3)	313,021	309,026	307,546	302,258	290,944	310,589	290,716

Funds From Operations per share - basic	$1.54	$1.63	$1.49	$1.58	$1.56	$3.17	$3.16

Funds From Operations per share - diluted (2)(3)	$1.52	$1.60	$1.45	$1.55	$1.55	$3.13	$3.16

	Three Months Ended					Six Months Ended
Reconciliation of FFO to Core FFO	30-Jun-23	31-Mar-23	31-Dec-22	30-Sep-22	30-Jun-22	30-Jun-23	30-Jun-22

Funds From Operations - diluted	$465,844	$484,745	$439,915	$462,306	$451,949	$950,589	$917,362
Other non-core revenue adjustments	27,454	(887)	(3,786)	(1,818)	456	26,566	14,372
Transaction and integration expenses	17,764	12,267	17,350	25,862	13,586	30,031	25,554
Loss from early extinguishment of debt	-	-	-	-	-	-	51,135
Severance, equity acceleration, and legal expenses (4)	3,652	4,155	15,980	1,655	3,786	7,807	5,863
(Gain) / Loss on FX revaluation	(7,868)	(6,778)	14,564	(1,120)	29,539	(14,647)	(38,137)
Other non-core expense adjustments	655	-	3,615	1,046	70	655	7,727
Core Funds From Operations - diluted	$507,501	$493,500	$487,638	$487,931	$499,386	$1,001,001	$983,875

Weighted-average shares and units outstanding - diluted (2)(3)	301,806	297,382	295,519	292,830	290,944	299,730	290,716

Core Funds From Operations per share - diluted (2)	$1.68	$1.66	$1.65	$1.67	$1.72	$3.34	$3.38

(1) Real Estate Related Depreciation & Amortization	Three Months Ended					Six Months Ended
	30-Jun-23	31-Mar-23	31-Dec-22	30-Sep-22	30-Jun-22	30-Jun-23	30-Jun-22

Depreciation & amortization per income statement	$432,573	$421,198	$430,130	$388,704	$376,967	$853,771	$759,099
Non-real estate depreciation	(8,529)	(9,006)	(7,179)	(7,279)	(7,640)	(17,535)	(15,610)
Real Estate Related Depreciation & Amortization	$424,044	$412,192	$422,951	$381,425	$369,327	$836,236	$743,489

(2)	Certain of Teraco's minority indirect shareholders have the right to put their shares in an upstream parent company of Teraco to Digital Realty in exchange for cash or the equivalent value of shares of Digital Realty common stock, or a combination thereof. US GAAP requires Digital Realty to assume the put right is settled in shares for purposes of calculating diluted EPS. This same approach was utilized to calculate FFO/share. The potential future dilutive impact associated with this put right will be excluded from Core FFO and AFFO until settlement occurs – causing diluted share count to be higher for FFO than for Core FFO and AFFO. When calculating diluted FFO, Teraco related minority interest is added back to the FFO numerator as the denominator assumes all shares have been put back to Digital Realty.

	Three Months Ended					Six Months Ended
	30-Jun-23	31-Mar-23	31-Dec-22	30-Sep-22	30-Jun-22	30-Jun-23	30-Jun-22
Teraco noncontrolling share of FFO	$9,645	$11,069	$7,213	$4,706	-	$20,714	-
Teraco related minority interest	$9,645	$11,069	$7,213	$4,706	-	$20,714	-

(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO and the share count detail section that follows the reconciliation of Core FFO to AFFO for calculations of weighted average common stock and units outstanding. For definitions and discussion of FFO and Core FFO, see the definitions section.
(4)	Relates to severance and other charges related to the departure of company executives and integration-related severance.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Second Quarter 2023

	Three Months Ended					Six Months Ended
Reconciliation of Core FFO to AFFO	30-Jun-23	31-Mar-23	31-Dec-22	30-Sep-22	30-Jun-22	30-Jun-23	30-Jun-22

Core FFO available to common stockholders and unitholders	$507,501	$493,500	$487,638	$487,931	$499,386	$1,001,001	$983,875
Adjustments:
Non-real estate depreciation	8,529	9,006	7,179	7,279	7,640	17,535	15,610
Amortization of deferred financing costs	5,984	4,072	3,753	3,270	3,330	10,056	6,964
Amortization of debt discount/premium	1,339	1,301	1,276	1,146	1,193	2,640	2,407
Non-cash stock-based compensation expense	13,893	13,056	16,042	15,948	15,799	26,949	30,253
Straight-line rental revenue	(16,151)	(16,194)	(29,392)	(18,123)	(17,278)	(32,344)	(36,089)
Straight-line rental expense	520	(515)	(208)	2,679	(2,237)	5	1,931
Above- and below-market rent amortization	(1,195)	(1,226)	(762)	(465)	196	(2,421)	531
Deferred tax (benefit) / expense	1,339	(9,795)	(4,885)	(5,233)	(769)	(8,456)	(2,372)
Leasing compensation & internal lease commissions	11,611	11,067	9,578	9,866	9,411	22,678	22,672
Recurring capital expenditures (1)	(53,498)	(40,465)	(109,999)	(66,200)	(43,497)	(93,963)	(90,267)

AFFO available to common stockholders and unitholders (2)	$479,873	$463,807	$380,220	$438,097	$473,173	$943,679	$935,514

Weighted-average shares and units outstanding - basic	301,593	297,180	295,199	292,536	290,528	299,452	290,346
Weighted-average shares and units outstanding - diluted (3)	301,806	297,382	295,519	292,830	290,944	299,730	290,716

AFFO per share - diluted (3)	$1.59	$1.56	$1.29	$1.50	$1.63	$3.15	$3.22

Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22	$2.44	$2.44
						.
Diluted AFFO Payout Ratio	76.7%	78.2%	94.8%	81.5%	75.0%	77.5%	75.8%

	Three Months Ended					Six Months Ended
Share Count Detail	30-Jun-23	31-Mar-23	31-Dec-22	30-Sep-22	30-Jun-22	30-Jun-23	30-Jun-22

Weighted Average Common Stock and Units Outstanding	301,593	297,180	295,199	292,536	290,528	299,452	290,346
Add: Effect of dilutive securities	213	202	320	294	416	278	370
Weighted Avg. Common Stock and Units Outstanding - diluted	301,806	297,382	295,519	292,830	290,944	299,730	290,716

(1)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(2)	For a definition and discussion of AFFO, see the definitions section. For a reconciliation of net income available to common stockholders to FFO and Core FFO, see above.
(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Second Quarter 2023

	30-Jun-23	31-Mar-23	31-Dec-22	30-Sep-22	30-Jun-22
Assets
Investments in real estate:
Real estate	$27,087,769	$27,052,022	$26,136,057	$24,876,600	$24,065,933
Construction in progress	4,635,939	4,563,578	4,789,134	4,222,142	3,362,114
Land held for future development	193,936	194,564	118,452	34,713	37,460
Investments in real estate	$31,917,644	$31,810,164	$31,043,643	$29,133,455	$27,465,507
Accumulated depreciation and amortization	(7,739,462)	(7,600,559)	(7,268,981)	(6,826,918)	(6,665,118)
Net Investments in Properties	$24,178,182	$24,209,605	$23,774,662	$22,306,537	$20,800,389
Investment in unconsolidated joint ventures	2,040,452	1,995,576	1,991,426	1,912,958	1,942,549
Net Investments in Real Estate	$26,218,634	$26,205,180	$25,766,088	$24,219,495	$22,742,937

Cash and cash equivalents	$124,519	$131,406	$141,773	$176,969	$99,226
Accounts and other receivables (1)	1,158,383	1,070,066	969,292	861,117	797,208
Deferred rent	613,796	627,700	601,590	556,198	554,016
Customer relationship value, deferred leasing costs & other intangibles, net	2,825,596	3,015,291	3,092,627	3,035,861	2,521,390
Goodwill	9,148,603	9,199,636	9,208,497	8,728,105	7,545,107
Assets held for sale	593,892	—	—	—	—
Operating lease right-of-use assets	1,291,233	1,317,293	1,351,329	1,253,393	1,310,970
Other assets	414,078	386,495	353,802	384,079	385,202
Total Assets	$42,388,735	$41,953,068	$41,484,998	$39,215,217	$35,956,057

Liabilities and Equity
Global unsecured revolving credit facilities	$2,242,258	$2,514,202	$2,150,451	$2,255,139	$1,440,040
Unsecured term loans	1,548,780	1,542,275	797,449	729,976	—
Unsecured senior notes, net of discount	13,383,819	13,258,079	13,120,033	12,281,410	12,695,568
Secured debt and other, net of premiums	554,594	560,955	528,870	491,984	158,699
Operating lease liabilities	1,420,239	1,443,994	1,471,044	1,363,712	1,418,540
Accounts payable and other accrued liabilities	2,214,820	1,923,819	1,868,884	1,621,406	1,619,222
Deferred tax liabilities, net	1,128,961	1,164,276	1,192,752	1,145,097	611,582
Accrued dividends and distributions	—	—	363,716	—	—
Security deposits and prepaid rent	417,693	392,021	369,654	341,552	341,140
Liabilities associated with assets held for sale	4,990	—	—	—	—
Total Liabilities	$22,916,155	$22,799,620	$21,862,853	$20,230,276	$18,284,791

Redeemable non-controlling interests	1,367,422	1,448,772	1,514,680	1,429,920	41,047

Equity
Preferred Stock: $0.01 par value per share, 110,000,000 shares authorized:
Series J Cumulative Redeemable Preferred Stock (2)	$193,540	$193,540	$193,540	$193,540	$193,540
Series K Cumulative Redeemable Preferred Stock (3)	203,264	203,264	203,264	203,264	203,264
Series L Cumulative Redeemable Preferred Stock (4)	334,886	334,886	334,886	334,886	334,886
Common Stock: $0.01 par value per share, 392,000,000 shares authorized (5)	2,967	2,888	2,887	2,851	2,824
Additional paid-in capital	22,882,200	22,126,379	22,142,868	21,528,384	21,091,364
Dividends in excess of earnings	(5,253,915)	(4,995,982)	(4,698,313)	(4,336,201)	(4,211,685)
Accumulated other comprehensive (loss), net	(741,484)	(652,486)	(595,798)	(862,804)	(475,561)
Total Stockholders' Equity	$17,621,456	$17,212,490	$17,583,334	$17,063,920	$17,138,632

Noncontrolling Interests
Noncontrolling interest in operating partnership	$436,099	$444,843	$419,317	$421,484	$432,213
Noncontrolling interest in consolidated joint ventures	47,603	47,342	104,814	69,617	59,374

Total Noncontrolling Interests	$483,702	$492,185	$524,131	$491,101	$491,587

Total Equity	$18,105,158	$17,704,675	$18,107,465	$17,555,021	$17,630,219

Total Liabilities and Equity	$42,388,735	$41,953,068	$41,484,998	$39,215,217	$35,956,057

(1)	Net of allowance for doubtful accounts of $42,624 and $33,048 as of June 30, 2023 and December 31, 2022, respectively.
(2)	Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 and $200,000 liquidation preference, respectively ($25.00 per share), 8,000,000 and 8,000,000 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively.
(3)	Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 and $210,000 liquidation preference, respectively ($25.00 per share), 8,400,000 and 8,400,000 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively.
(4)	Series L Cumulative Redeemable Preferred Stock, 5.200%, $345,000 and $345,000 liquidation preference, respectively ($25.00 per share), 13,800,000 and 13,800,000 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively.
(5)	Common Stock: 299,240,366 and 291,148,222 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Second Quarter 2023

Consolidated Properties Cash Net Operating Income (NOI)(2), Annualized (3)
Network-Dense	$1,060,162
Campus	1,632,444
Other (4)	152,484
Total Cash NOI, Annualized	$2,845,090
less: Partners' share of consolidated JVs	(51,616)
Acquisitions / dispositions / expirations	(53,788)
FY 2023 backlog cash NOI and 2Q23 carry-over (stabilized) (5)	117,394
Total Consolidated Cash NOI, Annualized	$2,857,080

Digital Realty's Pro Rata Share of Unconsolidated Joint Venture Cash NOI (3)(6)	$182,448

Other Income
Development and Management Fees (net), Annualized	$59,632

Other Assets
Pre-stabilized inventory, at cost (7)	$327,021
Land held for development	193,936
Development CIP (8)	4,635,939
less: Investment associated with FY23 Backlog NOI	(720,987)
Cash and cash equivalents	124,519
Accounts and other receivables, net	1,158,383
Other assets	414,078
less: Partners' share of consolidated JV assets	(170,718)
Total Other Assets	$5,962,171

Liabilities
Global unsecured revolving credit facilities	$2,257,864
Unsecured term loans	1,558,175
Unsecured senior notes	13,479,365
Secured debt and other	557,138
Accounts payable and other accrued liabilities	2,214,820
Deferred tax liabilities, net	1,128,961
Security deposits and prepaid rents	417,693
Liabilities associated with assets held for sale	4,990
Backlog NOI cost to complete (9)	142,732
Preferred stock	755,000
Digital Realty's share of unconsolidated JV debt	1,118,743
less: Partners' share of consolidated JV liabilities	(362,954)
Total Liabilities	$23,272,527

Diluted Shares and Units Outstanding	305,925

(1)	Backlog and associated financial line items exclude activity related to unconsolidated joint venture properties.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 33.
(3)	Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only. Reflects annualized 2Q23 Cash NOI of $2.8 billion. NOI is allocated based on management’s estimates derived using contractual ABR and stabilized margins.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Estimated cash NOI related to signed leases that are expected to commence through December 31, 2023. Excludes Digital Realty’s share of signed leases at unconsolidated joint venture properties.
(6)	For a reconciliation of Digital Realty’s pro rata share of unconsolidated joint venture operating income to cash NOI, see page 30.
(7)	Excludes Digital Realty’s share of cost at unconsolidated joint venture properties.
(8)	See page 26 for further details on the breakdown of the construction in progress balance.
(9)	Excludes Digital Realty’s share of expected cost to complete at unconsolidated joint venture properties.

Debt Maturities	Financial Supplement
Unaudited and Dollars in Thousands	Second Quarter 2023

	As of June 30, 2023
		Interest Rate
	Interest	Including
	Rate	Swaps	2023	2024	2025	2026	2027	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility	4.290%	4.290%	—	—	—	—	$2,191,336	—	$2,191,336
Yen revolving credit facility	0.550%	0.550%	—	—	—	—	66,528	—	66,528
Deferred financing costs, net	—	—	—	—	—	—	—	—	(15,605)
Total Global Unsecured Revolving Credit Facilities	4.180%	4.180%	—	—	—	—	$2,257,864	—	$2,242,258

Unsecured Term Loans
Euro term loan facility	4.300%	3.765%	—	—	$409,088	—	$409,088	—	$818,176
USD term loan facility	6.181%	5.505%	—	—	—	$740,000	—	—	740,000
Deferred financing costs, net	—	—	—	—	—	—	—	—	(9,395)
Total Unsecured Term Loans	5.193%	4.591%	—	—	$409,088	$740,000	$409,088	—	$1,548,781

Senior Notes
₣100 million 0.600% Notes due 2023	0.600%	0.600%	$111,665	—	—	—	—	—	$111,665
€600 million 2.625% Notes due 2024	2.625%	2.625%	—	$654,540	—	—	—	—	654,540
£250 million 2.750% Notes due 2024	2.750%	2.750%	—	317,575	—	—	—	—	317,575
£400 million 4.250% Notes due 2025	4.250%	4.250%	—	—	$508,120	—	—	—	508,120
€650 million 0.625% Notes due 2025	0.625%	0.625%	—	—	709,085	—	—	—	709,085
€1.08 billion 2.500% Notes due 2026	2.500%	2.500%	—	—	—	$1,172,718	—	—	1,172,718
₣275 million 0.200% Notes due 2026	0.200%	0.200%	—	—	—	307,077	—	—	307,077
₣150 million 1.700% Notes due 2027	1.700%	1.700%	—	—	—	—	$167,497	—	167,497
$1.00 billion 3.700% Notes due 2027 (2)	3.700%	2.485%	—	—	—	—	1,000,000	—	1,000,000
€500 million 1.125% Notes due 2028	1.125%	1.125%	—	—	—	—	—	$545,450	545,450
$900 million 5.550% Notes due 2028 (2)	5.550%	3.996%	—	—	—	—	—	900,000	900,000
$650 million 4.450% Notes due 2028	4.450%	4.450%	—	—	—	—	—	650,000	650,000
₣270 million 0.550% Notes due 2029	0.550%	0.550%	—	—	—	—	—	301,494	301,494
$900 million 3.600% Notes due 2029	3.600%	3.600%	—	—	—	—	—	900,000	900,000
£350 million 3.300% Notes due 2029	3.300%	3.300%	—	—	—	—	—	444,605	444,605
€750 million 1.500% Notes due 2030	1.500%	1.500%	—	—	—	—	—	818,175	818,175
£550 million 3.750% Notes due 2030	3.750%	3.750%	—	—	—	—	—	698,665	698,665
€500 million 1.250% Notes due 2031	1.250%	1.250%	—	—	—	—	—	545,450	545,450
€1.00 billion 0.625% Notes due 2031	0.625%	0.625%	—	—	—	—	—	1,090,900	1,090,900
€750 million 1.000% Notes due 2032	1.000%	1.000%	—	—	—	—	—	818,175	818,175
€750 million 1.375% Notes due 2032	1.375%	1.375%	—	—	—	—	—	818,175	818,175
Unamortized discounts	—	—	—	—	—	—	—	—	(35,377)
Deferred financing costs	—	—	—	—	—	—	—	—	(60,169)
Total Senior Notes	2.431%	2.237%	$111,665	$972,115	$1,217,205	$1,479,795	$1,167,497	$8,531,089	$13,383,819

Secured Debt
ICN10 Facilities	5.740%	3.522%	—	—	—	—	—	$12,824	$12,824
Westin	3.290%	3.290%	—	—	—	—	$135,000	—	135,000
Teraco Loans	10.769%	9.081%	$113	$313	$569	$32,658	64,735	242,423	340,811
Deferred financing costs	—	—	—	—	—	—	—	.	(2,543)
Total Secured Debt	8.571%	7.335%	$113	$313	$569	$32,658	$199,735	$255,247	$486,092

Other Debt
Icolo loans	11.650%	11.650%	—	—	—	$4,837	$3,650	—	$8,487
Total Other Debt	11.650%	11.650%	—	—	—	$4,837	$3,650	—	$8,487

Mandatorily Redeemable Preferred Shares (Teraco)
Mandatorily Redeemable Preferred Shares (Teraco)	10.105%	10.105%	—	$4,245	—	$59,427	—	—	$63,672
Unamortized discounts	—	—	—	—	—	—	—	—	(3,657)
Total Redeemable Preferred Shares	10.105%	10.105%	—	$4,245	—	$59,427	—	—	$60,015

Total unhedged variable rate debt	—	—	$113	$4,558	$409,657	$92,085	$2,731,687	$65,169	$3,303,269
Total fixed rate / hedged variable rate debt	—	—	111,665	972,115	1,217,205	2,224,632	1,306,147	8,721,167	14,552,930
Total Debt	3.093%	2.860%	$111,778	$976,673	$1,626,862	$2,316,717	$4,037,833	$8,786,336	$17,856,199

Weighted Average Interest Rate			0.609%	2.700%	2.550%	1.704%	3.671%	2.433%	2.860%

Summary

Weighted Average Term to Initial Maturity									4.5 Years

Weighted Average Maturity (assuming exercise of extension options)									4.8 Years

Global Unsecured Revolving Credit Facilities Detail As of June 30, 2023

	Maximum Available	Existing Capacity (3)	Currently Drawn

Global Unsecured Revolving Credit Facilities	$3,910,003	$1,550,256	$2,257,864

(1)	Assumes all extensions will be exercised.
(2)	Subject to cross-currency swaps.
(3)	Net of letters of credit issued of $101.9 million.

Debt Analysis and Covenant Compliance	Financial Supplement
Unaudited	Second Quarter 2023

	As of June 30, 2023

				Global Unsecured
	Unsecured Senior Notes			Credit Facilities
Debt Covenant Ratios (1)	Required	Actual (2)	Actual (3)	Required	Actual
Total outstanding debt / total assets (4)	Less than 60%	47%	43%	Less than 60% (5)	42%
Secured debt / total assets (6)	Less than 40%	1%	1%	Less than 40%	2%
Total unencumbered assets / unsecured debt	Greater than 150%	202%	223%	N/A	N/A
Consolidated EBITDA / interest expense (7)	Greater than 1.50x	4.1x	4.1x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.50x	5.0x
Unsecured debt / total unencumbered asset value (8)		N/A	N/A	Less than 60%	45%
Unencumbered assets debt service coverage ratio (8)		N/A	N/A	Greater than 1.50x	6.0x

(1)	For definitions of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes, the Second Amended and Restated Global Senior Credit Agreement dated as of November 18, 2021 and the Amended and Restated Yen facility Credit Agreement dated as of November 18, 2021, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(2)	Ratios for the Unsecured Senior Notes listed on page 17 except for the 0.60% notes due 2023, 0.20% notes due 2026, 1.70% notes due 2027, 5.550% notes due 2028, 0.55% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032 and 1.375% notes due 2032.
(3)	Ratios for the 0.60% notes due 2023, 0.20% notes due 2026, 1.70% notes due 2027, 5.550% notes due 2028, 0.55% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032 and 1.375% notes due 2032.
(4)	This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility. For the calculation of Total Assets, please refer to the indentures which govern the notes, the Second Amended and Restated Global Senior Credit Agreement dated as of November 18, 2021 and the Amended and Restated Yen facility Credit Agreement dated as of November 18, 2021, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(5)	The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets.
(6)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility.
(7)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).
(8)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the global unsecured revolving credit facility and the Yen facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Second Quarter 2023

Stabilized (“Same-Capital”) Portfolio (1)

	Three Months Ended					Six Months Ended
	30-Jun-23	30-Jun-22	% Change	31-Mar-23	% Change	30-Jun-23	30-Jun-22	% Change
Rental revenues	$664,744	$622,572	6.8%	$664,580	0.0%	$1,329,324	$1,245,456	6.7%
Tenant reimbursements - Utilities	265,651	181,384	46.5%	256,835	3.4%	522,486	367,512	42.2%
Tenant reimbursements - Other	34,899	39,986	(12.7%)	27,535	26.7%	62,434	77,708	(19.7%)
Interconnection & other	86,178	80,658	6.8%	83,780	2.9%	169,958	161,599	5.2%
Total Revenue	$1,051,472	$924,600	13.7%	$1,032,730	1.8%	$2,084,203	$1,852,275	12.5%

Utilities	$292,110	$195,498	49.4%	$276,723	5.6%	$568,832	$396,175	43.6%
Rental property operating	167,342	151,285	10.6%	165,399	1.2%	332,741	301,730	10.3%
Property taxes	34,332	36,474	(5.9%)	26,847	27.9%	61,179	71,025	(13.9%)
Insurance	3,879	3,726	4.1%	3,949	(1.8%)	7,828	7,187	8.9%
Total Expenses	$497,664	$386,984	28.6%	$472,918	5.2%	$970,581	$776,118	25.1%

Net Operating Income (2)	$553,809	$537,617	3.0%	$559,813	(1.1%)	$1,113,621	$1,076,157	3.5%
Less:
Stabilized straight-line rent	($15,425)	($1,405)	997.5%	$113	(13731.0%)	($15,312)	($6,170)	148.2%
Above- and below-market rent	1,556	1,505	3.4%	1,587	(2.0%)	3,143	3,016	4.2%
Cash Net Operating Income (3)	$567,678	$537,517	5.6%	$558,112	1.7%	$1,125,791	$1,079,311	4.3%

Stabilized Portfolio occupancy at period end (4)	83.3%	82.6%	0.8%	83.3%	0.0%	83.3%	82.6%	0.8%

(1)	Represents buildings owned as of December 31, 2021 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2022-2023, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.
(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 33.
(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 33.
(4)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended June 30, 2023	Second Quarter 2023

	0-1 MW		> 1 MW (5)		Other (3)		Total
Leasing Activity - New (1) (2)	2Q23	LTM	2Q23	LTM	2Q23	LTM	2Q23	LTM

Annualized GAAP Rent (in thousands)	$36,682	$131,703	$61,475	$285,240	$3,020	$19,988	$101,177	$436,931

Kilowatt leased	10,988	40,183	36,430	202,076	—	—	47,418	242,259
NRSF (in thousands)	140	470	519	2,307	43	358	701	3,135

Weighted Average Lease Term (years)	3.7	3.6	14.8	10.7	6.6	9.2	11.2	9.5

Initial stabilized cash rent per Kilowatt	$304	$273	$117	$110	—	—	$160	$137
GAAP rent per Kilowatt	$278	$284	$141	$115	—	—	$173	$143
Leasing cost per Kilowatt	$24	$24	$1	$35	—	—	$6	$33

Net Effective Economics by Kilowatt (4)

Base rent by Kilowatt	$322	$287	$131	$118	—	—	$175	$146
Rental concessions by Kilowatt	$3	$2	$3	$3	—	—	$3	$3
Estimated operating expense by Kilowatt	$80	$81	$32	$28	—	—	$43	$36

Net rent per Kilowatt	$239	$204	$96	$88	—	—	$129	$107

Tenant improvements by Kilowatt	$1	—	—	$1	—	—	—	$1
Leasing commissions by Kilowatt	$6	$11	—	—	—	—	$2	$2

Net effective rent per Kilowatt	$231	$193	$96	$87	—	—	$127	$104

Initial stabilized cash rent per NRSF	$249	$280	$109	$116	$71	$52	$134	$133
GAAP rent per NRSF	$263	$280	$118	$124	$70	$56	$144	$139
Leasing cost per NRSF	$23	$24	$1	$37	$280	$47	$22	$36

Net Effective Economics by NRSF (4)

Base rent by NRSF	$304	$294	$111	$124	$77	$57	$147	$142
Rental concessions by NRSF	$3	$2	$2	$3	$6	$1	$3	$3
Estimated operating expense by NRSF	$76	$79	$36	$31	$9	$9	$42	$36

Net rent per NRSF	$225	$213	$72	$90	$61	$46	$102	$103

Tenant improvements by NRSF	$1	—	—	$1	$27	$3	$2	$1
Leasing commissions by NRSF	$6	$11	—	—	—	$3	$1	$2

Net effective rent per NRSF	$218	$202	$72	$89	$34	$41	$99	$100

(1)	Excludes short-term, roof, storage, and garage leases.
(2)	Includes leases for new and re-leased space.
(3)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(4)	All dollar amounts are per square foot averaged over lease term. Per Kilowatt amounts are presented in monthly values. Per NRSF amounts are presented in yearly values.
(5)	>1 MW Base Rent includes the net uplift related to an eight-megawatt lease replacement which resulted in an increased rate for the same capacity. GAAP Base Rent per Square Foot and per Kilowatt metrics reflect the incremental additional Base Rent with no incremental capacity added.

Note: LTM is last twelve months, including current quarter. Weighted average lease term excludes renewal options and is weighted by net rentable square feet.

Summary of Leasing Activity	Financial Supplement
Leases Renewed in the Quarter Ended June 30, 2023	Second Quarter 2023

	0-1 MW		> 1 MW		Other (4)		Total
Leasing Activity - Renewals (1) (2) (3)	2Q23	LTM	2Q23	LTM	2Q23	LTM	2Q23	LTM

Leases renewed (Kilowatt)	37,779	131,620	36,848	127,097	—	—	74,627	258,717
Leases renewed (NRSF in thousands)	528	1,761	467	1,530	222	434	1,217	3,725
Leasing cost per Kilowatt	$1	$1	$1	$5	—	—	$3	$3
Leasing cost per NRSF	$1	$1	$2	$5	$2	$2	$2	$3

Weighted Term (years)	1.6	1.5	6.6	5.4	5.1	4.5	4.2	3.5

Cash Rent

Expiring cash rent per Kilowatt	$279	$292	$142	$147	—	—	$215	$224
Renewed cash rent per Kilowatt	$292	$304	$155	$147	—	—	$230	$231

% Change Cash Rent Per Kilowatt	4.8%	4.2%	8.7%	(0.2%)	—	—	6.9%	3.0%

Expiring cash rent per NRSF	$239	$262	$135	$147	$14	$23	$158	$187
Renewed cash rent per NRSF	$251	$273	$146	$147	$22	$28	$169	$192

% Change Cash Rent Per NRSF	4.8%	4.2%	8.7%	(0.2%)	54.7%	19.1%	6.9%	3.0%

GAAP Rent

Expiring GAAP rent per Kilowatt	$276	$289	$126	$136	—	—	$205	$217
Renewed GAAP rent per Kilowatt	$294	$304	$164	$147	—	—	$235	$231

% Change GAAP Rent Per Kilowatt	6.5%	5.1%	29.9%	7.7%	—	—	14.6%	6.2%

Expiring GAAP rent per NRSF	$237	$259	$120	$136	$14	$22	$151	$194
Renewed GAAP rent per NRSF	$252	$272	$156	$146	$23	$27	$173	$201

% Change GAAP Rent Per NRSF	6.5%	5.1%	29.9%	7.7%	66.0%	21.9%	14.6%	3.6%

Retention ratio (5)	88.9%	76.9%	72.0%	84.8%	95.0%	40.3%	82.5%	72.2%

Churn (6)	1.5%	6.3%	1.7%	3.5%	0.3%	5.6%	1.5%	4.8%

(1)	Excludes short-term, roof, storage, and garage leases.
(2)	Rental rates represent annual estimated cash rent per kilowatt and net rentable square feet, adjusted for straight-line rents in accordance with GAAP.
(3)	Per Kilowatt amounts are presented in monthly values. Per NRSF amounts are presented in yearly values.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Based on square feet.
(6)	Churn is defined as recurring revenue lost during the period due to leases terminated or not renewed during the period, divided by recurring revenue at the beginning of the period.

Note: LTM is last twelve months, including current quarter. Weighted average lease term excludes renewal options and is weighted by net rentable square feet.

Lease Expirations - By Size	Financial Supplement
Dollars and Square Feet in Thousands (except per square foot and per KW data)	Second Quarter 2023

			% of	Annualized Rent Per	Annualized Rent Per				Rent Per kW
	Square Footage of	Annualized	Annualized	Occupied	Occupied Square	Annualized Rent	kW of Expiring	Rent per kW	Per Month at
Year	Expiring Leases (1)	Rent (2)	Rent	Square Foot	Foot at Expiration	at Expiration	Leases	Per Month	Expiration
0 - 1 MW
Available	2,494	—	—	—	—	—	—	—	—
Month to Month (3)	185	$42,572	1.2%	$230	$230	$42,688	9,756	$364	$365
2023	1,133	373,754	10.7%	330	330	373,392	80,967	385	384
2024	1,717	450,241	12.9%	262	263	451,161	121,042	310	311
2025	746	161,749	4.7%	217	223	166,051	47,152	286	293
2026	410	85,390	2.5%	208	217	89,154	30,869	231	241
2027	413	67,790	1.9%	164	174	71,860	29,347	192	204
2028	190	23,596	0.7%	124	138	26,168	10,673	184	204
2029	74	9,120	0.3%	123	148	10,975	5,100	149	179
2030	53	13,874	0.4%	262	267	14,135	3,907	296	302
2031	53	9,523	0.3%	178	190	10,141	2,681	296	315
2032	51	4,937	0.1%	96	109	5,608	1,650	249	283
Thereafter	216	8,105	0.2%	38	41	8,904	2,586	261	287

Total / Wtd. Avg.	7,736	$1,250,651	36.0%	$239	$242	$1,270,236	345,730	$301	$306

> 1 MW	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,962	—	—	—	—	—	—	—	—
Month to Month (3)	181	$27,572	0.8%	$152	$152	$27,572	16,546	$139	$139
2023	717	88,170	2.5%	123	123	88,253	58,348	126	126
2024	1,427	220,199	6.3%	154	157	223,857	129,474	142	144
2025	1,912	284,766	8.2%	149	153	292,789	174,101	136	140
2026	1,928	268,012	7.7%	139	148	284,429	178,062	125	133
2027	1,825	244,023	7.0%	134	145	265,175	175,548	116	126
2028	915	113,592	3.3%	124	136	124,209	88,289	107	117
2029	1,005	125,421	3.6%	125	138	139,036	123,729	84	94
2030	1,117	152,795	4.4%	137	149	166,454	118,175	108	117
2031	1,066	124,172	3.6%	117	130	138,841	103,861	100	111
2032	815	100,436	2.9%	123	145	117,877	87,650	95	112
Thereafter	1,897	218,991	6.3%	115	136	257,255	182,860	100	117

Total / Wtd. Avg.	16,766	$1,968,150	56.6%	$133	$144	$2,125,746	1,436,642	$114	$123

Other (4)	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,677	—	—	—	—	—	—	—	—
Month to Month (3)	65	$2,442	0.1%	$37	$37	$2,442	—	—	—
2023	316	9,971	0.3%	32	32	9,971	—	—	—
2024	441	19,990	0.6%	45	46	20,326	—	—	—
2025	627	26,607	0.8%	42	44	27,808	—	—	—
2026	808	25,105	0.7%	31	35	27,895	—	—	—
2027	374	15,185	0.4%	41	44	16,592	—	—	—
2028	505	16,594	0.5%	33	40	20,237	—	—	—
2029	551	26,891	0.8%	49	57	31,426	—	—	—
2030	643	27,787	0.8%	43	51	33,026	—	—	—
2031	63	2,085	0.1%	33	40	2,524	—	—	—
2032	108	6,222	0.2%	58	66	7,125	—	—	—
Thereafter	3,175	79,637	2.3%	25	33	103,219	—	—	—

Total / Wtd. Avg.	9,353	$258,517	7.4%	$34	$39	$302,591	—	—	—

Total	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	6,133	—	—	—	—	—	—	—	—
Month to Month (3)	433	$72,586	2.1%	$168	$168	$72,702	—	—	—
2023	2,166	471,895	13.6%	218	218	471,616	—	—	—
2024	3,586	690,430	19.9%	193	194	695,343	—	—	—
2025	3,285	473,123	13.6%	144	148	486,649	—	—	—
2026	3,146	378,507	10.9%	120	128	401,477	—	—	—
2027	2,612	326,997	9.4%	125	135	353,627	—	—	—
2028	1,610	153,782	4.4%	96	106	170,614	—	—	—
2029	1,630	161,432	4.6%	99	111	181,437	—	—	—
2030	1,813	194,456	5.6%	107	118	213,615	—	—	—
2031	1,182	135,780	3.9%	115	128	151,506	—	—	—
2032	975	111,595	3.2%	115	134	130,609	—	—	—
Thereafter	5,288	306,734	8.8%	58	70	369,378	—	—	—

Total / Wtd. Avg.	33,858	$3,477,318	100.0%	$125	$133	$3,698,573	—	—	—

(1)	For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2023, multiplied by 12.
(3)	Includes leases, licenses, and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
(4)	Other includes unimproved building shell capacity as well as storage and office space within fully improved data center facilities.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	Second Quarter 2023

					Weighted
					Average
			Annualized	% of Annualized	Remaining
		Number of	Recurring	Recurring	Lease Term in
	Customer	Locations	Revenue (1)	Revenue	Years
1	Fortune 50 Software Company	67	$398,863	10.3%	8.3
2	Social Content Platform	22	187,705	4.8%	5.0
3	Global Cloud Provider	58	148,565	3.8%	5.4
4	Oracle Corporation	36	141,712	3.7%	6.5
5	IBM	36	137,152	3.5%	2.5
6	Fortune 25 Investment Grade-Rated Company	29	111,699	2.9%	3.5
7	Equinix	17	90,847	2.3%	6.5
8	LinkedIn Corporation	7	81,037	2.1%	1.7
9	Fortune 500 SaaS Provider	14	78,967	2.0%	2.9
10	Meta Platforms, Inc.	46	72,725	1.9%	3.8
11	Fortune 25 Tech Company	50	67,040	1.7%	3.7
12	Cyxtera	15	63,136	1.6%	8.8
13	Social Media Platform	8	62,075	1.6%	7.9
14	Rackspace	25	52,164	1.3%	9.7
15	Lumen Technologies, Inc.	126	50,775	1.3%	10.3
16	JPMorgan Chase & Co.	17	43,768	1.1%	2.6
17	Comcast Corporation	41	40,232	1.0%	4.6
18	AT&T	77	39,603	1.0%	3.0
19	Zayo	118	35,557	0.9%	1.6
20	International Telecom Provider	30	34,830	0.9%	1.9
	Total / Weighted Average		$1,938,452	49.7%	6.0

(1)	Annualized recurring revenue represents the monthly contractual base rent (defined as cash base rent before abatements) and interconnection revenue under existing leases as of June 30, 2023, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Occupancy Analysis	Financial Supplement
Dollars and Square Feet in Thousands	Second Quarter 2023

	Net Rentable	Space Under Active	Space Held for	Annualized	Occupancy (5)		White Space	Data Center
Metropolitan Area	Square Feet (1)	Development (2)	Development (3)	Rent (4)	30-Jun-23	31-Mar-23	IT Load (6)	Count
North America

Northern Virginia	5,983	1,742	266	$602,846	92.4%	93.8%	518.6	26
Chicago	3,428	35	113	325,651	92.4%	91.9%	162.7	10
New York	2,067	159	130	213,118	74.9%	78.0%	55.8	13
Dallas	3,065	327	77	197,915	83.0%	82.8%	111.2	21
Silicon Valley	1,590	—	131	170,908	92.1%	94.6%	94.6	15
Portland	798	352	—	95,103	98.5%	97.5%	82.5	3
Phoenix	796	—	—	71,697	71.1%	70.7%	42.5	2
San Francisco	843	—	—	63,592	65.2%	65.9%	31.5	4
Atlanta	557	—	314	56,799	93.3%	96.7%	9.1	4
Toronto	430	297	—	41,618	89.7%	88.1%	39.8	2
Los Angeles	614	11	—	40,788	78.4%	80.8%	16.2	2
Seattle	399	—	—	39,934	78.7%	78.6%	19.5	1
Boston	437	—	51	18,355	43.8%	44.7%	19.0	3
Houston	393	—	14	15,360	55.6%	55.7%	13.0	6
Miami	226	—	—	8,787	85.7%	85.4%	1.3	2
Austin	86	—	—	8,085	58.6%	58.6%	4.3	1
Charlotte	95	—	—	5,455	90.8%	90.4%	1.5	3
North America Total/Weighted Average	21,808	2,924	1,096	$1,976,009	85.3%	86.0%	1,223.1	118

EMEA

Frankfurt	2,092	1,632	—	$256,466	86.3%	84.7%	134.2	29
London	1,433	64	96	230,003	63.3%	64.9%	103.9	16
Amsterdam	1,270	—	92	169,759	80.6%	80.3%	116.8	13
Paris	940	758	—	96,735	72.8%	68.9%	76.1	13
Johannesburg	913	1,260	—	96,075	83.7%	81.6%	52.3	5
Marseille	519	—	38	64,211	71.7%	82.6%	45.4	4
Dublin	474	78	—	57,558	82.6%	81.2%	32.5	9
Zurich	433	165	—	53,535	67.0%	80.4%	29.0	3
Vienna	355	133	—	51,137	82.2%	80.9%	25.6	3
Madrid	238	171	—	42,805	87.7%	87.4%	16.8	4
Brussels	178	159	—	29,012	69.5%	78.9%	7.9	3
Cape Town	260	468	—	26,840	87.8%	87.4%	16.4	2
Stockholm	192	108	—	21,923	69.3%	70.3%	16.8	6
Copenhagen	225	99	—	20,591	64.0%	77.4%	12.9	3
Dusseldorf	116	98	—	19,448	72.5%	60.8%	11.0	3
Athens	55	159	—	8,213	86.8%	86.7%	2.2	4
Durban	45	—	—	5,113	76.9%	75.3%	1.1	1
Zagreb	22	13	—	2,695	83.2%	82.5%	0.9	1
Nairobi	16	—	—	2,442	76.5%	73.1%	0.5	1
Mombasa	46	—	12	1,844	16.0%	15.1%	2.8	2
Maputo	7	—	—	—	—	—	1.0	1
EMEA Total/Weighted Average	9,829	5,365	238	$1,256,403	77.1%	77.6%	706.0	126

Asia Pacific

Singapore	883	7	—	$203,555	95.4%	93.4%	78.5	3
Sydney	362	—	88	32,680	91.6%	90.1%	22.1	4
Melbourne	147	—	—	14,771	62.3%	62.3%	9.6	2
Seoul	162	—	—	1,057	5.0%	4.3%	12.0	1
Hong Kong	99	186	—	230	0.6%	0.6%	7.5	1
Asia Pacific Total/Weighted Average	1,653	192	88	$252,293	77.1%	75.6%	129.7	11

Non-Data Center Properties	380	—	212	$343	13.5%	13.5%	—	—

Consolidated Portfolio Total/Weighted Average	33,670	8,481	1,634	$3,485,047	81.7%	82.3%	2,058.8	255

Unconsolidated Joint Ventures

Northern Virginia	1,350	—	—	$98,231	100.0%	100.0%	89.7	7
Silicon Valley	414	—	—	25,715	100.0%	100.0%	10.9	4
Hong Kong	186	—	—	15,589	66.0%	87.4%	11.0	1
Toronto	104	—	—	13,118	67.4%	69.5%	6.8	1
Los Angeles	197	—	—	5,325	100.0%	100.0%	—	2
Lagos	4	—	—	781	100.0%	100.0%	0.2	1
Abuja	1	—	—	96	73.0%	73.0%	0.1	1
Managed Unconsolidated Portfolio Total/Weighted Average	2,257	—	—	$158,853	95.7%	97.5%	118.5	17

Managed Portfolio Total/Weighted Average	35,927	8,481	1,634	$3,643,901	82.5%	83.2%	2,177.3	272

Digital Realty Share Total/Weighted Average (7)	33,858	7,553	1,634	$3,477,318	81.9%	82.6%	2,059.4	—

Non-Managed Unconsolidated Joint Ventures

Sao Paulo	1,230	174	1,325	$164,739	97.6%	99.0%	104.6	25
Tokyo	1,272	27	—	72,917	71.2%	69.0%	58.8	3
Osaka	433	150	196	64,162	90.6%	88.5%	38.9	4
Queretaro	108	9	391	17,117	100.0%	100.0%	8.0	3
Santiago	96	—	198	13,916	100.0%	100.0%	10.2	3
Rio De Janeiro	99	—	—	11,136	100.0%	100.0%	8.0	2
Fortaleza	94	—	—	9,859	100.0%	100.0%	6.2	1
Seattle	51	—	—	7,770	100.0%	100.0%	9.0	1
Bogota	—	—	197	—	—	—	—	2
Non-Managed Portfolio Total/Weighted Average	3,383	360	2,307	$361,616	87.1%	86.1%	243.6	44

Portfolio Total/Weighted Average	39,310	8,841	3,941	$4,005,517	82.9%	83.5%	2,420.9	316

(1)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Space under active development includes current Base Building and Data Center projects in progress (see page 25).
(3)	Space held for development includes space held for future Data Center development and excludes space under active development (see page 28).
(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2023, multiplied by 12.
(5)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.
(6)	White Space IT Load represents UPS-backed utility power dedicated to Digital Realty’s operated data center space.
(7)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars and Square Feet in Thousands	Second Quarter 2023

	Base Building Construction					Data Center Construction									Total Active Development

			A	B	A + B				A	B	A + B						A	B	A + B
													Average	Pre-tax
		Total	Current	Future	Total		Total		Current	Future	Total		Expected	Est.		Total	Current	Future	Total
	# of	Square	Investment	Funding	Expected	# of	Square		Investment	Funding	Expected	%	Completion	Stabilized	# of	Square	Investment	Funding	Expected
Metropolitan Area	Locations	Feet	(1)	Req. (2)	Investment (3)	Locations	Feet	kW	(1)	Req. (2)	Investment (3)	Leased	Period	Cash Yield (4)	Locations	Feet	(1)	Req. (2)	Investment (3)
Northern Virginia	4	1,079	$188,888	$194,439	$383,326	6	663	72,000	$249,877	$508,867	$758,744	44.4%	1Q24		6	1,742	$438,765	$703,306	$1,142,070
Dallas	2	164	31,400	71,728	103,128	2	164	16,000	49,052	285,461	334,513	100.0%	2Q24		2	327	80,452	357,189	437,641
Toronto	—	—	—	—	—	1	297	16,000	67,460	122,539	189,999	100.0%	1Q24		1	297	67,460	122,539	189,999
New York	—	—	—	—	—	3	159	10,800	73,030	112,727	185,757	66.7%	1Q24		3	159	73,030	112,727	185,757
Portland	1	282	91,134	3,775	94,909	1	70	8,000	61,901	21,436	83,337	100.0%	3Q23		1	352	153,036	25,211	178,246
Other	—	—	—	—	—	2	45	5,200	46,369	36,821	83,190	38.5%	3Q23-4Q24		2	45	46,369	36,821	83,190
North America	7	1,525	$311,422	$269,942	$581,364	15	1,399	128,000	$547,689	$1,087,850	$1,635,540	63.4%		9.0%	15	2,924	$859,112	$1,357,792	$2,216,904

Frankfurt	5	1,054	$241,891	$139,943	$381,834	3	578	51,360	$370,325	$492,088	$862,413	80.3%	4Q24		7	1,632	$612,216	$632,031	$1,244,247
Paris	1	62	28,771	10,607	39,378	5	695	67,800	376,954	550,794	927,749	22.4%	3Q24		5	758	405,725	561,401	967,126
Zurich	—	—	—	—	—	1	165	13,468	128,904	130,776	259,680	52.1%	4Q24		1	165	128,904	130,776	259,680
Brussels	—	—	—	—	—	1	159	13,600	107,541	66,938	174,479	58.8%	4Q23		1	159	107,541	66,938	174,479
Athens	—	—	—	—	—	2	159	13,600	64,626	99,114	163,740	36.7%	1Q24		2	159	64,626	99,114	163,740
Other	8	1,250	154,830	159,445	314,274	10	1,242	83,839	282,694	412,894	695,589	57.0%	3Q23-2Q24		12	2,492	437,524	572,339	1,009,863
EMEA	14	2,366	$425,492	$309,994	$735,486	22	2,999	243,667	$1,331,044	$1,752,605	$3,083,649	51.0%		11.2%	28	5,365	$1,756,536	$2,062,599	$3,819,135

Other	1	186	$40,724	$823	$41,547	1	7	1,000	—	$8,904	$8,904	—	4Q23		2	192	$40,724	$9,727	$50,451
Asia Pacific	1	186	$40,724	$823	$41,547	1	7	1,000	—	$8,904	$8,904	—		17.3%	2	192	$40,724	$9,727	$50,451

Total	22	4,076	$777,638	$580,759	$1,358,397	38	4,405	372,667	$1,878,734	$2,849,359	$4,728,093	55.1%		10.5%	45	8,481	$2,656,372	$3,430,118	$6,086,490

(1)	Represents costs incurred through June 30, 2023.
(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget, or approved capital plan.
(3)	For Base Building Construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center Construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building Construction costs, applicable to the specific Data Center project, plus the total direct investment in the specific Data Center project.
(4)	Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions.

Note: Square footage is based on current estimates and project plans and may change upon completion of the project or due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars (except per square foot data) and Square Feet in Thousands	Second Quarter 2023

						Total Cost/
	Net Rentable		Current	Future	Total	Net Rentable
Construction Projects in Progress	Square Feet (5)	Acreage	Investment (6)	Investment (7)	Investment	Square Foot
Development Lifecycle
Land - Held for Development (1)	N/A	86.2	$193,936	—	$193,936
Development Construction in Progress
Land - Current Development (1)	N/A	707.7	$1,128,835	—	$1,128,835
Space Held for Development (1)	1,634	N/A	247,896	—	247,896	$152
Base Building Construction (2)	4,076	N/A	777,638	$580,759	1,358,397	333
Data Center Construction	4,405	N/A	1,878,734	2,849,359	4,728,093	1,073
Equipment Pool & Other Inventory (3)	N/A	N/A	116,833	—	116,833
Campus, Tenant Improvements & Other (4)	N/A	N/A	526,177	160,266	686,443
Total Development Construction in Progress (8)	10,115	707.7	$4,676,113	$3,590,384	$8,266,497

Enhancement & Other			$19,196	$10,637	$29,833
Recurring			12,434	31,038	43,472
Total Construction in Progress		793.9	$4,901,679	$3,632,059	$8,533,738

(1)	Land and Space Held for Development reflect cumulative cost spent to date pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.
(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.
(3)	Represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.
(4)	Represents improvements in progress as of June 30, 2023, which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements. Includes $302.6 million included in our Consolidated Balance Sheet related to fair value adjustments on Teraco portfolio projects that were partially constructed as of August 1, 2022.
(5)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas. Excludes square footage of properties held in unconsolidated joint ventures.
(6)	Represents costs incurred through June 30, 2023. Excludes costs incurred by unconsolidated joint ventures.
(7)	Represents estimated cost to complete specific scope of work pursuant to contract, budget, or approved capital plan.
(8)	Includes $40.2 million current investment classified as Assets Held for Sale on our Consolidated Balance Sheet.

Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work. Square footage is based on current estimates and project plans and may change upon completion of the project or due to remeasurement.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars and Square Feet in Thousands	Second Quarter 2023

	Three Months Ended					Six Months Ended
	30-Jun-23	31-Mar-23	31-Dec-22	30-Sep-22	30-Jun-22	30-Jun-23	30-Jun-22

Non-Recurring Capital Expenditures (1)

Development	$523,406	$644,910	$730,341	$583,198	$466,304	$1,168,316	$897,251

Enhancements and Other Non-Recurring	1,479	2,796	2,023	1,571	3,310	4,275	8,697

Total Non-Recurring Capital Expenditures	$524,885	$647,706	$732,364	$584,769	$469,614	$1,172,591	$905,948

Recurring Capital Expenditures (2)	$53,498	$40,465	$109,999	$66,200	$43,497	$93,963	$90,267

Total Direct Capital Expenditures	$578,383	$688,171	$842,363	$650,969	$513,111	$1,266,554	$996,215

Indirect Capital Expenditures

Capitalized Interest	$27,883	$26,771	$24,581	$17,304	$14,131	$54,654	$28,882

Capitalized Overhead	23,717	23,735	22,632	21,583	21,051	47,452	41,930

Total Indirect Capital Expenditures	$51,600	$50,506	$47,213	$38,887	$35,182	$102,106	$70,812

Total Improvements to and Advances for Investment in Real Estate	$629,983	$738,677	$889,576	$689,856	$548,293	$1,368,660	$1,067,027

Consolidated Portfolio Net Rentable Square Feet (3)	33,858	33,511	32,905	32,170	32,396	33,858	32,396

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.
(2)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(3)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Development Lifecycle – Held for Development	Financial Supplement
Dollars and Square Feet in Thousands	Second Quarter 2023

	Land Inventory (1)				Space Held for Development

			Land -	Land -		Total
	# of		Held for	Current	# of	Square	Current
Metropolitan Area	Locations	Acres	Development	Development	Locations	Feet	Investment (2)
Atlanta	—	—	—	—	1	314	$25,720
Boston	—	—	—	—	1	51	23,623
Chicago	1	1.4	—	$27,995	6	326	43,530
Dallas	2	60.4	—	45,608	3	77	10,126
Houston	—	—	—	—	1	14	2,726
New York	1	21.5	—	46,248	4	130	17,050
Northern Virginia	4	493.5	—	486,604	7	266	2,128
Silicon Valley	1	13.0	—	76,788	1	131	14,499
North America	9	589.8	—	$683,243	24	1,308	$139,402

Amsterdam	2	8.0	—	$65,357	2	92	$34,473
Barcelona	1	2.4	—	18,716	—	—	—
Crete	1	1.2	—	2,378	—	—	—
Dublin	2	5.0	—	17,335	—	—	—
Frankfurt	2	26.6	—	227,884	—	—	—
Johannesburg	1	3.6	—	4,532	—	—	—
London	1	6.7	$16,317	—	3	96	29,870
Madrid	1	1.8	19,300	—	—	—	—
Marseille	—	—	—	—	1	38	—
Maputo	1	1.2	—	2,993	—	—	—
Mombasa	1	1.0	717	—	1	12	1,674
Nairobi	2	4.4	1,275	2,637	—	—	—
Paris	2	47.8	—	39,353	—	—	—
Rome	1	55.1	—	24,720	—	—	—
Zagreb	1	6.5	8,491	—	—	—	—
Zurich	1	2.6	—	31,279	—	—	—
EMEA	20	174.1	$46,099	$437,186	7	238	$66,017

Melbourne	1	4.1	$4,017	—	—	—	—
Osaka	1	2.5	—	$8,406	—	—	—
Seoul	1	4.9	74,816	—	—	—	—
Sydney	1	18.5	69,005	—	1	88	$42,477
Asia Pacific	4	30.0	$147,837	$8,406	1	88	$42,477

Consolidated Portfolio	33	793.9	$193,936	$1,128,835	32	1,634	$247,896

(1)	Represents locations acquired to support ground-up development.
(2)	Represents costs incurred through June 30, 2023. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.

Note: Square footage is based on current estimates and project plans and may change upon completion of the project or due to remeasurement.

Acquisitions / Dispositions/ Joint Ventures	Financial Supplement
Dollars and Square Feet in Thousands	Second Quarter 2023

Closed Acquisitions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Acquisition	Metropolitan	Date	Purchase	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Acquired	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
AMS7 (5)	Land and Building Shell	Amsterdam	4/30/2023	$18,547	8.3%	—	—	—	—
Schiphol Land (5)	Land	Amsterdam	6/21/2023	27,821	—	—	—	—	—
Johannesburg (6)	Land	Johannesburg	5/12/2023	4,532	—	—	—	—	—
Total	—	—	—	$50,900	8.3%	—	—	—	—

Closed Dispositions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Disposition	Metropolitan	Date	Sale	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Disposed	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
Non-Core Texas Data Center	Building	Texas	5/15/2023	$151,000	4.4%	—	—	—	—
Total	—	—	—	$ 151,000	4.4%	—	—	—	—

Closed Joint Venture Contributions:

Net
					Rentable	Square Feet	Square Feet	% of Total Net
	Metropolitan		Contribution	Cap	Square	Under	Held For	Rentable Square
Property	Area	Date	Price	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
—	—	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—	—

(1)	Represents the purchase price before contractual purchase price adjustments, transaction expenses, taxes, and potential currency fluctuations.
(2)	We calculate the cash capitalization rate on acquisitions, dispositions, and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to tenants.
(3)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.
(4)	Occupancy excludes space under active development and space held for development.
(5)	Represents USD to EUR exchange rate as of 6/30/23 of 0.92x.
(6)	Represents USD to ZAR exchange rate as of 6/30/23 of 18.85x.

Unconsolidated Joint Ventures	Financial Supplement
Dollars in Thousands	Second Quarter 2023

Summary Balance Sheet -	As of June 30, 2023
at the JV's 100% Share	Ascenty	Mitsubishi	Digital Core REIT	Lumen (1)	Mapletree	Other (2)	Total

Undepreciated book value of operating real estate	$1,619,647	$1,299,594	$1,371,772	$184,447	$785,134	$506,900	$5,767,494
Accumulated depreciation & amortization	(351,432)	(122,035)	(56,432)	(64,000)	(154,559)	(24,137)	(772,596)
Net Book Value of Operating Real Estate	$1,268,215	$1,177,559	$1,315,339	$120,447	$630,575	$482,764	$4,994,898
Cash	40,036	293,259	16,869	19,768	33,335	21,177	424,444
Other assets	1,355,450	164,109	231,315	7,936	164,908	92,023	2,015,741
Total Assets	$2,663,701	$1,634,926	$1,563,524	$148,150	$828,819	$595,964	$7,435,084

Debt	1,074,094	640,332	501,722	—	—	96,818	2,312,966
Other liabilities	278,308	142,000	40,427	10,192	22,921	98,404	592,252
Equity / (deficit)	1,311,299	852,594	1,021,375	137,958	805,897	400,741	4,529,866
Total Liabilities and Equity	$2,663,701	$1,634,926	$1,563,524	$148,150	$828,819	$595,964	$7,435,084

Digital Realty's ownership percentage	49% (3)	50%	42% (4)	50%	20%	Various

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$547,788	$320,166	$210,517	—	—	$40,272	$1,118,743

Summary Statement of Operations -	Three Months Ended June 30, 2023
at the JV's 100% Share	Ascenty	Mitsubishi	Digital Core REIT	Lumen (1)	Mapletree	Other (2)	Total

Total revenues	$75,129	$61,176	$22,208	$4,930	$30,591	$7,955	$201,989
Operating expenses	(32,702)	(34,898)	(8,915)	(2,269)	(13,023)	(3,970)	(95,777)
Net Operating Income (NOI)	$42,427	$26,278	$13,293	$2,661	$17,568	$3,985	$106,212

Straight-line rent	—	(1,327)	(17)	216	(251)	(15)	(1,393)
Above and below market rent	—	—	(920)	—	178	—	(742)
Cash Net Operating Income (NOI)	$42,427	$24,952	$12,356	$2,877	$17,495	$3,970	$104,077

Interest expense	($22,219)	($1,173)	($6,908)	—	—	($3,050)	($33,350)
Depreciation & amortization	(33,831)	(12,900)	(16,460)	(2,092)	(16,936)	(1,021)	(83,241)
Other income / (expense)	(11,180)	(2,669)	(3,106)	(139)	(1,279)	(646)	(19,019)
FX remeasurement on USD debt	35,682	—	(1,002)	—	—	—	34,680
Total Non-Operating Expenses	($31,548)	($16,742)	($27,476)	($2,230)	($18,215)	($4,717)	($100,929)

Net Income / (Loss)	$10,879	$9,536	($14,184)	$431	($647)	($733)	$5,282

Digital Realty's ownership percentage	49% (3)	50%	42% (4)	50%	20%	Various

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$21,638	$13,139	$5,577	$1,330	$3,514	$1,380	$46,578

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$21,638	$12,476	$5,184	$1,439	$3,499	$1,377	$45,612

Digital Realty's Earnings (loss) income from unconsolidated joint ventures	$5,529	$4,768	($4,672)	$215	($129)	($651)	$5,059

Digital Realty's Pro Rata Share of Core FFO (5)	$4,704	$11,296	$3,805	$1,261	$3,258	($393)	$23,931

Digital Realty's Fee Income from Joint Ventures	—	$109	$3,058	$195	$782	$392	$4,536

(1)	Formerly known as 33 Chun Choi Street.
(2)	Includes Medallion, Clise, Colovore, Menlo, Walsh, and BAM Digital Realty joint ventures.
(3)	Equity in income pick-up comprised of 49% owned by Digital Realty and 2% owned by management, with a corresponding offset for the 2% in minority interest.
(4)	As of June 30, 2023, Digital Realty owns approximately 36% of Digital Core REIT and separately owns a 10% retained interest in the underlying North American operating properties, and a 75% retained interest in the underlying German operating property.
(5)	For a definition of Core FFO, see page 32.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and Dollars in Thousands	Second Quarter 2023

	Three Months Ended
Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	30-Jun-23	31-Mar-23	31-Dec-22	30-Sep-22	30-Jun-22

Net Income / (Loss) Available to Common Stockholders	$108,003	$58,547	($6,093)	$226,894	$53,245
Interest	111,116	102,220	86,882	76,502	69,023
Income tax expense (benefit)	16,173	21,454	(17,676)	19,576	16,406
Depreciation & amortization	432,573	421,198	430,130	388,704	376,967
EBITDA	$667,866	$603,419	$493,244	$711,676	$515,642
Unconsolidated JV real estate related depreciation & amortization	35,386	33,719	33,927	30,831	29,023
Unconsolidated JV interest expense and tax expense	32,105	18,556	53,481	11,948	6,708
Severance, equity acceleration, and legal expenses	3,652	4,155	15,980	1,655	3,786
Transaction and integration expenses	17,764	12,267	17,350	25,862	13,586
(Gain) / loss on sale of investments	(89,946)	—	6	(173,990)	—
Impairment of investments in real estate	—	—	3,000	—	—
Other non-core adjustments, net	22,132	(14,604)	15,127	(94)	31,633
Non-controlling interests	(2,538)	111	(3,326)	1,716	436
Preferred stock dividends, including undeclared dividends	10,181	10,181	10,181	10,181	10,181
Adjusted EBITDA	$696,604	$667,804	$638,969	$619,786	$610,994

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the definitions section.

	Three Months Ended
Financial Ratios	30-Jun-23	31-Mar-23	31-Dec-22	30-Sep-22	30-Jun-22

Total GAAP interest expense	$111,116	$102,220	$86,882	$76,502	$69,023
Capitalized interest	27,883	26,771	24,581	17,304	14,131
Change in accrued interest and other non-cash amounts	(60,612)	38,137	(67,909)	31,860	(43,952)
Cash Interest Expense (2)	$78,387	$167,128	$43,554	$125,666	$39,202

Preferred dividends	10,181	10,181	10,181	10,181	10,181
Total Fixed Charges (3)	$149,181	$139,172	$121,645	$103,987	$93,335

Coverage
Interest coverage ratio (4)	4.5x	4.7x	5.3x	6.1x	6.6x
Cash interest coverage ratio (5)	7.4x	3.7x	11.9x	4.6x	12.6x
Fixed charge coverage ratio (6)	4.2x	4.4x	4.9x	5.5x	6.0x
Cash fixed charge coverage ratio (7)	6.6x	3.5x	10.0x	4.3x	10.4x

Leverage
Debt to total enterprise value (8)(9)	33.3%	37.3%	35.2%	34.5%	27.1%
Debt plus preferred stock to total enterprise value (9)(10)	34.7%	38.9%	36.8%	36.2%	28.5%
Pre-tax income to interest expense (11)	2.0x	1.7x	1.0x	4.1x	1.9x
Net Debt to Adjusted EBITDA (12)	6.8x	7.1x	6.9x	6.7x	6.2x

(2)	Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash-based interest expense.
(3)	Fixed charges consist of GAAP interest expense, capitalized interest, and preferred dividends.
(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(5)	Adjusted EBITDA divided by cash interest expense (including our pro rata share of unconsolidated joint venture interest expense).
(6)	Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(7)	Adjusted EBITDA divided by the sum of cash interest expense, and preferred dividends (including our pro rata share of unconsolidated joint venture cash fixed charges).
(8)	Mortgage debt and other loans divided by market value of common equity plus debt plus preferred stock.
(9)	Total enterprise value defined as market value of common equity plus debt plus preferred stock.
(10)	Same as (8), except numerator includes preferred stock.
(11)	Calculated as net income plus interest expense divided by GAAP interest expense.
(12)	Calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated joint venture debt, less cash, and cash equivalents (including Digital Realty’s pro rata share of unconsolidated joint venture cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Second Quarter 2023

Definition

Funds From Operations (FFO):

We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or Nareit, in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, impairment of investment in real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs), unconsolidated JV real estate related depreciation & amortization, non-controlling interests in operating partnership, depreciation related to non-controlling interests and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):

We present core funds from operations, or Core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate Core FFO by adding to or subtracting from FFO (i) other non-core revenue adjustments, (ii) transaction and integration expenses, (iii) loss from early extinguishment of debt, (iv) gain on / issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration, and legal expenses, (vi) gain/loss on FX revaluation, and (vii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may calculate Core FFO differently than we do and accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):

We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from Core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax expense / (benefit), (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and, accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:

We believe that earnings before interest, loss from early extinguishment of debt, income taxes, and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and gain on / issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and, accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Second Quarter 2023

Net Operating Income (NOI) and Cash NOI:

Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

Net debt-to-Adjusted EBITDA ratio is calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated joint venture debt, less cash, and cash equivalents (including Digital Realty’s pro rata share of unconsolidated joint venture cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated joint venture EBITDA), multiplied by four.

Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.

Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended June 30, 2023, GAAP interest expense was $111 million, capitalized interest was $28 million and scheduled debt principal payments and preferred dividends was $10 million.

Reconciliation of Net Operating Income (NOI)	Three Months Ended			Six Months Ended
(in thousands)	30-Jun-23	31-Mar-23	30-Jun-22	30-Jun-23	30-Jun-22

Operating income	$154,860	$177,335	$170,371	$332,196	$311,607

Fee income	(14,908)	(7,868)	(5,072)	(22,777)	(10,829)
Other income	(932)	(887)	(2,713)	(1,819)	(2,728)
Depreciation and amortization	432,573	421,198	376,967	853,771	759,099
General and administrative	105,964	107,766	101,991	213,730	198,426
Severance, equity acceleration, and legal expenses	3,652	4,155	3,786	7,807	5,863
Transaction expenses	17,764	12,267	13,586	30,031	25,554
Other expenses	655	—	70	655	7,727

Net Operating Income	$699,629	$713,965	$658,986	$1,413,594	$1,294,720

Cash Net Operating Income (Cash NOI)

Net Operating Income	$699,629	$713,965	$658,986	$1,413,594	$1,294,720

Straight-line rental revenue	12,116	(16,327)	(14,134)	(4,211)	(20,664)
Straight-line rental expense	722	(510)	(2,609)	212	1,037
Above- and below-market rent amortization	(1,195)	(1,226)	196	(2,421)	531

Cash Net Operating Income	$711,272	$695,902	$642,439	$1,407,174	$1,275,624

Constant Currency CFFO Reconciliation	Three Months Ended			Six Months Ended
(in thousands)	30-Jun-23	31-Mar-23	30-Jun-22	30-Jun-23	30-Jun-22

Core FFO (1)	$507,501		$499,386	$1,001,001	$983,875
Core FFO impact of holding '22 Exchange Rates Constant (2)	1,870		—	11,416	—

Constant Currency Core FFO	$509,371		$499,386	$1,012,417	$983,875
Weighted-average shares and units outstanding - diluted	301,806		290,944	299,730	290,716
Constant Currency CFFO Per Share	$1.69		$1.72	$3.38	$3.38

1)	As reconciled to net income above.
2)	Adjustment calculated by holding currency translation rates for 2023 constant with average currency translation rates that were applicable to the same periods in 2022.

Forward-Looking Statements	Financial Supplement
Second Quarter 2023

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: our economic outlook, our expected investment and expansion activity, anticipated continued demand for our products and service, our liquidity, our joint ventures, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, our product offerings, available inventory, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company’s FFO, Core FFO, constant currency Core FFO, adjusted FFO, and net income, 2023 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Some of the risks and uncertainties that may cause our actual results, performance, or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●	reduced demand for data centers or decreases in information technology spending;
●	increased competition or available supply of data center space;
●	decreased rental rates, increased operating costs or increased vacancy rates;
●	the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;
●	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;
●	our ability to attract and retain customers;
●	breaches of our obligations or restrictions under our contracts with our customers;
●	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;
●	the impact of current global and local economic, credit and market conditions;
●	our inability to retain data center space that we lease or sublease from third parties;
●	global supply chain or procurement disruptions, or increased supply chain costs;
●	information security and data privacy breaches;
●	difficulty managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;
●	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions;
●	our failure to successfully integrate and operate acquired or developed properties or businesses;
●	difficulties in identifying properties to acquire and completing acquisitions;
●	risks related to joint venture investments, including as a result of our lack of control of such investments;
●	risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;
●	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;
●	financial market fluctuations and changes in foreign currency exchange rates;
●	adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;
●	our inability to manage our growth effectively;
●	losses in excess of our insurance coverage;
●	our inability to attract and retain talent;
●	impact on our operations and on the operations of our customers, suppliers and business partners during a pandemic, such as COVID-19;
●	environmental liabilities, risks related to natural disasters and our inability to achieve our sustainability goals;
●	our inability to comply with rules and regulations applicable to our company;
●	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for federal income tax purposes;
●	Digital Realty Trust, L.P.’s failure to qualify as a partnership for federal income tax purposes;
●	restrictions on our ability to engage in certain business activities;
●	changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates; and
●	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. Several additional material risks are discussed in our annual report on Form 10-K for the year ended December 31, 2022, and other filings with the U.S. Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Interxion, Turn-Key Flex, Powered Base Building, ServiceFabric, AnyScale Colo, Pervasive Data Center Architecture, PlatformDIGITAL, Data Gravity Index and Data Gravity Index DGx are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries. All other names, trademarks and service marks are the property of their respective owners.